UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2022

Bite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40055	85-3307316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 West Street, No. 28F New York, New York (Address of principal executive offices)	10004 (Zip Code)

(212) 608-2923 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	BITE.U	The New York Stock Exchange

Common stock, par value $0.0001 per share	BITE	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	BITE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at a special meeting in lieu of the 2022 annual meeting of stockholders held on December 15, 2022 (the “Special Meeting”), the stockholders of Bite Acquisition Corp. (the “Company”) approved alternative proposals to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to (i) extend the date by which the Company has to consummate an initial business combination from February 17, 2023 to up to August 17, 2023 (the “Extension Charter Amendment Proposal”) or (ii) change the date by which the Company has to complete an initial business combination to the time and date immediately following the filing of the amendment with the Secretary of State of the State of Delaware (the “Termination Charter Amendment Proposal”). The Company also previously disclosed that it would issue a Current Report on Form 8-K to report its decision on whether or not to implement the Extension Charter Amendment Proposal or the Termination Charter Amendment proposal. On December 19, 2022, the Company determined to implement the Extension Charter Amendment Proposal.

Accordingly, as approved by its stockholders at the Special Meeting, the Company filed an amendment to its Charter with the Delaware Secretary of State on December 19, 2022 (the “Charter Amendment”), to extend the date by which the Company has to consummate an initial business combination (the “Business Combination”) from February 17, 2023 (the “Termination Date”) to August 17, 2023, by electing to extend the date to consummate an initial business combination on a monthly basis for up to six times by an additional one month each time after the Termination Date, until August 17, 2023 or a total of up to six months after the Termination Date, or such earlier date as determined by the board of directors of the Company, unless the closing of the Company’s initial business combination shall have occurred, provided that Smart Dine, LLC (the “sponsor”) (or its affiliates or permitted designees) will deposit into a trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) an amount determined by multiplying $0.05 by the number of public shares then outstanding, up to a maximum of $150,000 for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bite Acquisition Corp., dated December 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITE Acquisition Corp.

By:	/s/ Axel Molet Warschawski
Name: Axel Molet Warschawski
Title: Chief Financial Officer

Date: December 19, 2022